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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105637, 333-101357, 333-77259, and 333-58978 on Form S-8 of our reports dated March 31, 2005, relating to the financial statements of Umpqua Holdings Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
March 31, 2005